Independent Auditors' Report


To the Shareholders and Board of Trustees
	The Sessions Group -
	KeyPremier Funds:

We have audited the accompanying statements of assets and liabilities of the Sessions Group - KeyPremier Funds (comprised of the KeyPremier Aggressive Growth Fund, KeyPremier Established Growth Fund, KeyPremier Intermediate Term Income Fund, KeyPremier Pennsylvania Municipal Bond Fund, KeyPremier Limited Duration Government Securities Fund, KeyPremier U.S. Treasury Obligations Money Market Fund, and KeyPremier Prime Money Market Fund, collectively the Funds), including the schedules of portfolio investments, as of June 30, 1998, and the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated herein. These financial statements and the financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of June 30, 1998, by confirmation with the custodian and brokers and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned funds comprising The Sessions Group - KeyPremier Funds at June 30, 1998, and the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.



KPMG Peat Marwick LLP


Columbus, Ohio
August 14, 1998